UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2008

AGCO CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12930	58-1960019
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4205 River Green Parkway, Duluth, Georgia		30096
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770)813-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, Stephen D. Lupton, AGCO Corporation’s Senior Vice President – Corporate Development and General Counsel announced his retirement. Mr. Lupton’s current employment agreement will remain in effect until it expires on December 31, 2008, at which time he will continue to advise the Company pursuant to the terms of a consulting agreement that the Company and Mr. Lupton entered into in 2007 in contemplation of his retirement.

Mr. Lupton’s employment agreement previously was filed as Exhibit 10.22 to the Company’s From 10-K for the year ended December 31, 2002, and an amendment to the employment agreement was filed as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2004. Mr. Lupton’s consulting agreement previously was filed as Exhibit 10.1 to a Form 8-K filed August 2, 2007. These documents are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION

May 1, 2008	By:	/s/ Andrew H. Beck

Name: Andrew H. Beck
Title: Senior Vice President and Chief Financial Officer